UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 26, 2021, Kiromic BioPharma, Inc. (the “Company”) completed its previously announced acquisition of InSilico Solutions, LLC (“InSilico”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”) with InSilico and Michael Ryan (the “Seller”).

Pursuant to the terms of the Purchase Agreement, the Company acquired 100% of the membership interest of InSilico by delivering 50,189 shares to the Seller, and granting 33,177 restricted stock units to the employees of InSilico under the Company’s 2021 Omnibus Equity Incentive Plan (the “Acquisition”). At the closing of the Acquisition, InSilico became a wholly-owned subsidiary of the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Membership Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 14, 2021.

Item 8.01. Other Events

On July 26, 2021, the Company issued a press release announcing the completion of its acquisition of InSilico.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated July 26, 2021, issued by Kiromic BioPharma, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.
Date: July 28, 2021	By: /s/ Maurizio Chiriva Internati
Maurizio Chiriva Internati
Chief Executive Officer